Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

Spyre Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, par value $0.0001 per share(1)	457(c)	4,865,000(2)	$34.19(3)	$166,334,350.00	$0.0001476	$24,550.95

		Total Offering Amounts				$166,334,350.00		$24,550.95

		Total Fees Previously Paid						—

		Total Fee Offsets						—

		Net Fee Due						$24,550.95

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock, par value $0.0001 per share (the “common stock”), of Spyre Therapeutics, Inc. (the “Registrant”), that may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)	Represents 4,865,000 shares of common stock issuable upon conversion of 150,000 shares of Series B Preferred Stock held by certain selling stockholders.
(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on April 17, 2024 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common stock, $0.0001 par value per share(2)	16,496,424(3)	$147,807,959.04	S-1	333-273769	November 20, 2023

Equity	Common stock, $0.0001 par value per share(2)	11,999,978(4)	$181,679,666.92	S-1	333-276251	April 1, 2024

(1)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of securities of common stock of the Registrant that may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)

No registration fee is payable in connection with these shares that were previously registered under (i) the registration statement on Form S-1 (No. 333-273769), initially filed by the Registrant on Form S-3 on August 7, 2023, and declared effective on November 20, 2023, as most recently amended by Post-Effective Amendment No. 3 to Form S-1, filed on March 27, 2024 and declared effective on April 1, 2024 (the “Prior Registration Statement #1,” as amended and/or supplemented) and (ii) the registration statement on Form S-1 (No. 333-276251), initially filed by the Registrant on December 22, 2023, and declared effective on April 1, 2024 (the “Prior Registration Statement #2,” as amended and/or supplemented), because such shares are being transferred from the Prior Registration Statement #1 and the Prior Registration Statement #2 pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to each of the Prior Registration Statement #1 and the Prior Registration Statement #2, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

(3)

Represents an aggregate of 16,496,424 shares of common stock registered for resale by the selling securityholders named in the Prior Registration Statement #1, consisting of (i) 8,864 shares of common stock and (ii) 16,239,000 shares of common stock that were issued upon the conversion of 412,189 shares of Series A preferred stock, par value $0.0001 per share. If securities previously registered under the Prior Registration Statement #1 are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

(4)

Represents an aggregate of 11,999,978 shares of common stock registered for resale by the selling securityholders named in the Prior Registration Statement #2, consisting of (i) 5,999,978 shares of common stock, and (ii) 6,000,000 shares of common stock issuable upon the conversion of 150,000 shares of Series B preferred stock, par value $0.0001. If securities previously registered under the Prior Registration Statement #2 are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.